Exhibit 23.2





                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1992 Director Stock Option Plan and the Employee Stock Purchase Plan of VTEL Corporation of our report dated August 25, 2000 with respect to the consolidated financial statements of VTEL Corporation and Subsidiaries included in its Annual Report (Form 10-K) for the year ended July 31, 2000, filed with the Securities and Exchange Commission.



Austin, Texas                                   /s/ Ernst & Young LLP
June 29, 2001
                                                Ernst & Young LLP